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Exhibit 3.11

BY-LAWS

of

AIRORLITE COMMUNICATIONS, INC.

(formerly ACI Acquisition Inc.)

ARTICLE I. General.

        1.01    Interpretation; Governing Instruments.    Terms used and not defined in these By-Laws shall have the meanings set forth in, and shall be interpreted in accordance with, the New Jersey Business Corporation Act ("BCA") and other applicable statutes and the Corporation's certificate of incorporation (collectively the "governing instruments") as from time to time in effect. Whether or not so stated, these By-Laws are subject to such governing instruments, and in the event of any conflict or inconsistency the provisions of the governing instruments shall control.

        1.02    Office; Business Activities.    The office of the Corporation shall be located as stated in its certificate of incorporation. The Corporation may have such other offices and conduct its business activities at such other locations, within or without New Jersey, as the board determines.

ARTICLE II. Shareholders.

        2.01    Annual Meeting.    The annual shareholders meeting for the election of directors and the transaction of other business shall be held annually during the fifth full month following the end of the Corporation's fiscal year on such date and time as the board may fix.

        2.02    Special Meetings.    Special shareholders meetings may be called by the board or chief executive officer and shall be called by the chief executive officer, the president, any vice president or the secretary upon written request, stating the purpose(s) of the meeting, either by a majority of the directors or by the holders of not less than a majority of the outstanding shares entitled to vote. Only such business may be transacted at a special meeting as relates to the purposes(s) set forth in the notice of meeting.

        2.03    Place of Meeting.    Shareholders meetings shall be held at such place, within or without New Jersey, as may be fixed by the board or, if not so fixed, at the office of the Corporation in New Jersey.

        2.04    Notice of Meetings; Waiver.    Written notice of each shareholders meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the meeting date to each shareholder entitled to vote at the meeting at his address appearing on the record of shareholders or, if he shall have filed with the secretary a written request that notices be mailed to some other address, at such other address. Each notice shall state the place, date and time of the meeting and, unless an annual meeting, shall indicate that it is being issued by or at the direction of the person(s) calling the meeting. Notice of a special meeting shall also state the purpose(s) for which called. Notice of an adjourned meeting shall be unnecessary unless otherwise required by the governing instruments. Any shareholder or his proxy may in writing waive notice of any meeting before, at or after the meeting. Attendance at any meeting in person or by proxy without protesting prior to the conclusion of the meeting a lack of notice thereof shall constitute a waiver of notice.

        2.05    Quorum.    Subject to the governing instruments, the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. When a specified item of business must be voted on by a class or series, voting as a class, however, the holders of a majority of the shares of such class or series shall constitute a quorum, the shareholders present may by majority vote adjourn a meeting without further notice unless otherwise required by the governing instruments.

        2.06    Voting; Proxies.    Subject to the governing instruments:

          2.06(a)    Shareholders of record shall be entitled to one vote for each share held. Any corporate action other than the election of directors (as to which see Section 3.01 of these By-Laws) shall be authorized by a majority of the votes cast by holders entitled to vote.

          2.06(b)    Any shareholder may vote in person or by proxy signed by him or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from its date unless it otherwise provides.

        2.07    Action Without Meeting.    Subject to the governing instruments, any shareholder action may be taken without a meeting if all shareholders entitled to vote consent to such action in writing.

ARTICLE III. Directors.

        3.01    Authority; Number; Election; Qualification; Term.    Subject to the governing instruments, the Corporation's business shall be managed under the direction of the board which shall consist of two directors or such other number, not less than two, as may be fixed by the shareholders or a majority of the entire board, provided no decrease in number shall shorten the term of any incumbent director. When all shares are owned beneficially and of record by less than two shareholders, however, the number of directors may be less than two but not less than the number of shareholders. Directors shall be elected at each annual shareholders meeting by plurality vote, shall be at least eighteen years old, but need not be shareholders, and shall hold office until the next annual shareholders meeting and the election and qualification of their respective successors.

        3.02    Annual, Regular and Special Meetings; Place.    The annual board meeting for the election of officers and the transaction of other business shall be held without notice immediately following and at the same place as the annual shareholders meeting or, if a quorum is not present or the board otherwise determines, as promptly as practicable thereafter. Regular board meetings for the transaction of all business may be held without notice at such times and places as the board determines. Special board meetings may be called by the chairman of the board, the president or a majority of the directors. Except as provided above, board meetings shall be held at such place, within or without New Jersey, as the board determines or, if not so determined, at the office of the Corporation.

        3.03    Notice of Meetings; Waiver; Adjournment.    Notice of the time and place of each deferred annual and of each special board meeting shall be given the directors by mail not less than three days prior to the meeting or personally or by telephone, telegram or telegraph not less than one day prior to the meeting. Notice of any meeting need not specify its purpose(s). Notice need not be given to any director who submits a signed waiver of notice before, at or after the meeting or who attends the meeting without protesting, prior to or at its commencement, lack of notice to him. Whether or not a quorum is present, a majority of the directors present may adjourn any meeting without notice to directors not present unless the meeting is adjourned for more than 48 hours.

        3.04    Quorum; Actions by Board.    Subject to the governing instruments:

          3.04(a)    Except as otherwise provided in these By-Laws, a majority of the entire board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at the taking of the vote, if a quorum is then present, shall be the act of the board. Directors may neither be present nor vote by proxy.

          3.04(b)    Any action by the board or any committee may be taken without a meeting if all directors or committee members consent in writing to the adoption of a resolution authorizing the action. The resolution and consents shall be filed with the board or committee minutes.

          3.04(c)    Any one or more directors or committee members may participate in a board or committee meeting by means of a conference telephone or similar communications equipment allowing all persons participating to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

        3.05    Resignation; Removal; Vacancies.    Subject to the governing instruments:

          3.05(a)    A director may resign at any time. Any or all directors may be removed at any time for or without cause by shareholder vote and for cause by the board.

          3.05(b)    Board vacancies occurring for any reason, including vacancies resulting from an increase in the number of directors, but excluding vacancies resulting from the removal of directors without cause, may be filled by board vote or, if the number of directors then in office is less than a quorum, by vote of a majority of the directors then in office. Vacancies occurring for any reason may also be filled by shareholders.

        3.06    Compensation.    Directors shall receive such compensation as the board determines for, and shall be reimbursed for reasonable expenses incurred in the performance of, their services to the Corporation as directors and in other capacities.

        3.07    Committees.    The board, by resolution adopted by a majority of the entire board, may designate an executive and other committees, each consisting of at least three directors, to serve at the board's pleasure. The board, but not any committee, may fill committee vacancies and may designate alternative committee members to replace absent members at any committee meetings. Except as otherwise provided in any designating resolution, the executive committee shall have all the authority of the board, and other committees shall have such authority as the board determines. The provisions of Sections 3.02, 3.03 and 3.04 of these By-Laws relating to the holding of meetings, notice, waiver, adjournment, quorum and board action shall apply to committees unless the board otherwise determines. The board may adopt additional rules of procedure for any committee not inconsistent with these By-Laws or may delegate this authority to any committee.

ARTICLE IV. Officers.

        4.01    Positions; Election; Term; Removal.    The executive officers of the Corporation shall be a chairman of the board (if the board so determines), a president, one or more vice presidents (with such designations and rankings as the board may fix), a secretary and a treasurer, each of whom shall be elected or appointed annually by the board. Officers other than the chairman need not be directors. Any two or more offices may be held by the same person except the offices of president and secretary provided that if the corporation has only one shareholder, such shareholder, or, if permitted by applicable law, such shareholder's designee, may hold all or any combination of offices. Officers shall serve at the board's pleasure until the next annual board meeting and the election of their respective successors. The board may at any time remove any officer with or without cause and may fill any vacancies among the officers however occurring. The board may also appoint, or may delegate to any executive officer the appointment of, subordinate and assistant offices with such titles and duties as the board or such officer determines.

        4.02    Chief Executive Officer; Additional Powers and Duties of Other Officers.

          4.02(a)    The Corporation's chief executive officer shall be the president unless the board designates the chairman to be such. Subject to the board's overall authority, the chief executive officer shall have general control and supervision of the Corporation's business and affairs and such other powers and duties consistent with these By-Laws as are customarily possessed by corporate chief executive officers and as the board assigns.

          4.02(b)    Subject to the board's overall authority, each other officer shall have such powers and duties in addition to those specifically provided in these By-Laws as are customarily possessed by like corporate officers holding the same position and as the board or chief executive officer assigns.

        4.03    Chairman of the Board.    The chairman shall preside at all board and shareholder meetings, and, if so designated by the board, shall be the Corporation's chief executive officer.

        4.04    President.    The president shall be the Corporation's chief executive officer (unless the board designates the chairman to be such) and chief operating officer. Unless and until the board otherwise determines, in the event of the absence or inability to act of the chairman, or if there be no chairman, the president shall have the powers and duties of the chairman.

        4.05    Vice Presidents.    Each vice president shall have such further title and such powers and duties as the board or the chief executive officer, if so authorized by the board, assigns. Unless and until the board otherwise determines, in the event of the absence or inability to act of the president, or if there be no president, the ranking vice president shall have the powers and duties of the president.

        4.06    Secretary.    The secretary shall give all meeting and other required corporate notices except as otherwise provided in these By-Laws; shall attend and keep minutes of all board and shareholder proceedings; shall have charge of and maintain the corporate stock books and records (unless the Corporation has a transfer agent or registrar) and such other corporate records as the board directs; and shall keep the corporate seal and, when duly authorized, shall affix such seal to all necessary corporate instruments.

        4.07    Treasurer.    The treasurer shall be the Corporation's chief financial officer and, unless another officer or employee is so designated by the board, its chief accounting officer, shall have custody of its funds and securities and shall maintain its financial books and records.

        4.08    Compensation.    The board shall fix the compensation, if any, of all officers who are directors and may fix, or delegate to the chief executive officer authority to fix, the compensation of other officers.

ARTICLE V. Shares and Transfer.

        5.01    Certificates.    Shares of the Corporation shall be represented by certificates in such form consistent with the governing instruments as the board approves, shall be signed by the chairman, president or any vice president and the secretary or treasurer, or any assistant secretary or treasurer, and shall be sealed with the corporate seal or its facsimile. Officers signatures may be facsimile if the certificate is signed by a transfer agent or registered by a registrar other than the Corporation or its employee. Certificates may be used although the officer who has signed, or whose facsimile signature has been used, is no longer such officer. If the Corporation is authorized to issue shares of more than one class, certificates shall contain the statements required by statute.

        5.02    Transfer Agents; Registrars.    The board may appoint one or more transfer agents and/or registrars, the duties of which may be combined, and prescribe their duties.

        5.03    Transfers; Lost Certificates.    Subject to the governing instruments and compliance with such additional requirements as the board may establish:

          5.03(a)    Shares shall be transferable only on the Corporation's books by the holders or their duly authorized attorneys or legal representatives upon surrender of certificates properly endorsed.

          5.03(b)    Replacements for certificates alleged to have been lost or destroyed may be issued upon delivery of such proof of loss and/or bond with or without surety, or other security, sufficient to indemnify the Corporation as the board determines.

        5.04    Record Date.    The board may fix in advance a record date for the determination of shareholders entitled to notice of or to vote at any shareholders meeting, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive any dividend, distribution or allotment of rights, or for the purpose of any other action. The record date shall not be more than fifty nor less than ten days prior to the meeting date nor more than fifty days prior to any other action.

 ARTICLE VI. Indemnification.

          6.01(a)    The Corporation shall indemnify to the fullest extent permitted by law, any person made, or threatened to be made, a party to an action or proceeding, civil or criminal (including an action by or in the right of the Corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of the Corporation) by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation (or served the Corporation or such other enterprise in any capacity) against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding and expenses incurred by such person in defending or settling such action or proceeding. The Corporation may indemnify, and make advancements to, any person made, or threatened to be made, a party to any such action or proceeding by reason of the fact that he, his testator or intestate, is or was an agent or employee (other than a director or officer of the Corporation (or served another enterprise at the request of the Corporation in any capacity), on such terms, to such extent, and subject to such conditions, as the Board shall determine.

          6.01(b)    A person shall be presumed to be entitled to indemnification for any act or omission covered by this By-Law. This burden of proof of establishing that a person is not entitled to indemnification because of the failure to fulfill some requirement of New Jersey law or the Corporation's Certificate of Incorporation or the By-Laws shall be on the Corporation.

          6.01(c)    If a claim under this By-Law is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorneys' fees.

ARTICLE VII. Miscellaneous.

        7.01    Seal.    The corporate seal shall be in such form as the board may approve.

        7.02    Fiscal Year.    The board may establish and change the Corporation's fiscal year. Until the board acts, the fiscal year shall end on December 31 in each year.

        7.03    Shares in Other Corporations.    Shares in other corporations held by the Corporation may be represented and voted by the chief executive officer or any person designated by him unless the board otherwise directs.

        7.04    By-Law Amendments; Shareholder Agreements.    Subject to the governing instruments:

          7.04(a)    By-Laws may be adopted, amended or repealed either by the shareholders at the time entitled to vote in the election of directors or by the board (provided that any change by the board in the number of directors requires the vote of a majority of the entire board). Any By-Law adopted by the board may be amended or repealed by the shareholders entitled to vote thereon. If the board adopts, amends or repeals any By-Law regulating an impending election of directors, the notice of the next shareholders meeting for the election of directors shall set forth such By-Law and a concise statement of the changes made.

          7.04(b)    Any written agreement among all of the shareholders of the Corporation which modifies, amends or repeals any By-Law, whether expressly or by interpretation or implication and whether or not the Corporation is a party thereto, shall be given full force and effect in accordance with its terms as a shareholders amendment under subsection 7.04(a) above provided a copy of such written agreement is delivered to the Corporation.

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  Exhibit 3.11
BY-LAWS of AIRORLITE COMMUNICATIONS, INC. (formerly ACI Acquisition Inc.)
ARTICLE I. General.
ARTICLE II. Shareholders.
ARTICLE III. Directors.
ARTICLE IV. Officers.
ARTICLE V. Shares and Transfer.
ARTICLE VI. Indemnification.
ARTICLE VII. Miscellaneous.